UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 19, 2006

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

____________________________________________________________________________________________

Item 7.01        Regulation FD Disclosure

On September 19, 2006, Investors Real Estate Trust (“IRET”) President and Chief Executive Officer, Thomas A. Wentz, Sr., and IRET Senior Vice President and Chief Operating Officer, Timothy P. Mihalick, will present an overview of IRET’s financial and operational results during IRET’s 2006 Annual Meeting of Shareholders, and will discuss IRET’s recently-completed acquisition of certain real estate assets from subsidiaries of Magnum Resources, Inc.  A copy of the presentation to be reviewed during the meeting has been posted on IRET’s website at www.iret.com under the “Investors Relations” heading.  In addition, the Chairman of IRET’s Board of Trustees will announce at the meeting that IRET’s Board of Trustees intends to appoint W. David Scott, the Chief Executive Officer of Magnum Resources, Inc., as a trustee of IRET, at the next regularly-scheduled meeting of IRET’s Board, to be held September 20, 2006.  Mr. Scott would be appointed to serve for a term of one year (expiring at the 2007 Annual Meeting of Shareholders) or until the election and qualification of his successor.   Mr. Kelly Walters, a Senior Vice President of Magnum Resources, Inc., is also expected to join IRET on October 1, 2006 as Vice President, Capital Markets and New Business Development.

Statements in the annual meeting presentation about IRET’s future expectations, including IRET’s business strategy, prospects, future revenues and earnings, and financial position, and all other statements in the presentation other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995.  IRET intends that such forward-looking statements be subject to the safe harbors created thereby.  Since these statements involve risks and uncertainties and are subject to change at any time, IRET’s actual results could differ materially from expected results.  IRET undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
(Registrant)

By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President &
Chief Operating Officer

Dated:  September 19, 2006